CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-253603) and on Form S-8 (Nos. 333-128789, 333-195690, 333-128790, 333-156074, 333-128791, 333-150677, 333-181008, 333- 219786, 333-156075, 333-159025, and 333-238913) of Ameriprise Financial, Inc. of our report dated February 25, 2022 relating to the financial statements and financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. /s/ PricewaterhouseCoopers LLP Minneapolis, Minnesota February 25, 2022 Exhibit 23